EXHIBIT 107

Calculation of Filing Fee Tables
Form S-8
(Form Type)
Universal Electronics Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share	Other	1,000,000	$10.77	$10,770,000.00	$147.60 per $1 million	$1,589.65
Total Offering Amounts					$10,770,000.00		$1,589.65
Total Fee Offsets							$0
Net Fee Due							$1,589.65

The amount registered reflected in Table 1 above represents the number of additional shares of common stock, par value $0.01 per share (“Common Stock”), of Universal Electronics Inc. available pursuant to the Universal Electronics Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (as amended or amended and restated to date, the “Plan”) being registered on the Registration Statement on Form S-8 (the “Registration Statement”) to which this exhibit relates. Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), the Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
The proposed maximum offering price per unit and the maximum aggregate offering price in Table 1 above are estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of Common Stock on The Nasdaq Stock Market LLC on August 5, 2024, which is a date within five business day prior to filing.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
The Registrant is not relying on Rule 457(p) under the Securities Act to offset any of the filing fee due with respect to the Registration Statement to which this exhibit relates, so no information is provided under this Table 2.